UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

ARCTIC CAT INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-18607	41-1443470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brooks Avenue South		56701
Thief River Falls, Minnesota		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (218) 681-8558

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 29, 2008, Arctic Cat Inc. (the “Company”) entered into a new credit agreement evidencing a senior secured revolving credit facility maturing on March 31, 2009 with Wells Fargo Bank, N.A., as administrative agent and lead arranger, pursuant to which the Company may borrow an aggregate principal amount of up to $75,000,000, reducing to $60,000,000 as of October 31, 2008, and further reducing to $40,000,000 as of December 31, 2008 (the “Credit Agreement”).  The Credit Agreement replaces and restates the Company’s existing Credit Agreement dated July 24, 2002.  The Company intends to use amounts drawn pursuant to the Credit Agreement for general corporate purposes and to repurchase or redeem shares of its outstanding common stock.

The Company’s obligations under the Credit Agreement are guaranteed by all existing and future-acquired or created domestic subsidiaries, and all foreign subsidiaries of the Company to the extent that such subsidiaries can provide a guaranty without material adverse tax consequences.  The Credit Agreement is secured by a lien on substantially all of the personal property of the Company and each of the Company’s domestic subsidiaries, and contains certain customary representations and warranties, covenants and events of default.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by reference to the Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference to this Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated as of August 29, 2008, among the Company, Wells Fargo Bank, N.A. and the other financial institutions parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.
(Registrant)

Date: September 4, 2008	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated as of August 29, 2008, among the Company, Wells Fargo Bank, N.A. and the other financial institutions parties thereto.